Exhibit 99.4

Carisma Therapeutics Inc.

F-1

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors

Carisma Therapeutics Inc.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Carisma Therapeutics Inc. and subsidiary (the Company) as of December 31, 2022 and 2021, the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ KPMG LLP

We have served as the Company’s auditor since 2018.

Philadelphia, Pennsylvania

April 4, 2023

F-2

CARISMA THERAPEUTICS INC.

Consolidated Balance Sheets

(in thousands, except share and per share data)

	December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$24,194	$28,551
Marketable securities	27,802	—
Prepaid expenses and other assets	2,596	1,235
Total current assets	54,592	29,786
Property and equipment, net	8,628	3,084
Right of use assets – operating leases	4,822	2,579
Deferred financing costs	4,111	—
Total assets	$72,153	$35,449

Liabilities, Convertible Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable	$1,728	$2,322
Accrued expenses	10,361	4,471
Deferred revenue	2,459	—
Operating lease liabilities	3,437	898
Finance lease liabilities	1,162	—
Other current liabilities	523	—
Total current liabilities	19,670	7,691
Deferred revenues	45,000	—
Convertible promissory note	33,717	—
Derivative liability	5,739	—
Operating lease liabilities	976	1,734
Finance lease liabilities	872	—
Other long-term liabilities	1,041	—
Total liabilities	107,015	9,425
Commitments and contingencies (Note 7)
Convertible preferred stock, $0.0001 par value:
Series A convertible preferred stock $0.0001 par value, 6,138,518 shares authorized; 5,201,017 shares issued and outstanding at December 31, 2022 and 2021 (liquidation value of $54,091 at December 31, 2022)	53,577	53,577
Special voting preferred stock $0.0001 par value, 1 share authorized, issued and outstanding at December 31, 2022 and 2021	—	—
Series B convertible preferred stock $0.0001 par value, 4,807,541 shares authorized, 3,499,866 shares issued and outstanding at December 31, 2022 and 2021 (liquidation value of $54,598 at December 31, 2022)	54,231	54,231
Series B special voting preferred stock $0.0001 par value, 1 share authorized, issued and outstanding at December 31, 2022 and 2021	—	—
Total convertible preferred stock	107,808	107,808
Stockholders' deficit:
Common stock $0.0001 par value, 14,910,158 shares authorized, 1,167,602 and 1,084,082 shares issued and outstanding at December 31, 2022 and 2021, respectively	—	—
Additional paid-in capital	1,199	818
Accumulated other comprehensive loss	(41)	—
Accumulated deficit	(158,223)	(96,997)
Total Carisma Therapeutics Inc. stockholders’ deficit	(157,065)	(96,179)
Noncontrolling interests	14,395	14,395
Total stockholders’ deficit	(142,670)	(81,784)
Total liabilities, convertible preferred stock and stockholders’ deficit	$72,153	$35,449

See accompanying notes to consolidated financial statements

F-3

CARISMA THERAPEUTICS INC.

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

	Year Ended December 31,
	2022	2021
Collaboration revenues	$9,834	$—
Operating expenses:
Research and development	56,618	34,387
General and administrative	9,378	6,407
Total operating expenses	65,996	40,794
Operating loss	(56,162)	(40,794)
Change in fair value of derivative liability	(1,919)	—
Interest (expense) income, net	(3,145)	10
Net loss	$(61,226)	$(40,784)

Share information:
Net loss per share of common stock, basic and diluted	$(54.65)	$(37.62)
Weighted-average shares of common stock outstanding, basic and diluted	1,120,390	1,084,082
Comprehensive loss
Net loss	$(61,226)	$(40,784)
Unrealized loss on marketable securities	(41)	—
Comprehensive loss	$(61,267)	$(40,784)

See accompanying notes to consolidated financial statements

F-4

CARISMA THERAPEUTICS INC.

Consolidated Statements of Convertible Preferred Stock and Stockholders’ Deficit

(in thousands, except share and per share data)

	Convertible preferred stock								Stockholders' deficit
	Series A convertible preferred stock		Special voting preferred stock		Series B convertible preferred stock		Series B special voting preferred stock		Common stock		Additional	Accumulated other
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	paid-in capital	comprehensive loss	Accumulated deficit	Noncontrolling interests	Total
Balance, December 31, 2020	5,201,017	$53,577	1	$—	2,453,170	$38,054	1	$—	1,084,082	$—	$339	$—	$(56,213)	$14,395	$(41,479)
Issuance of Series B convertible preferred stock at $15.60 per share, net of issuance costs of $151	—	—	—	—	1,046,696	16,177	—	—	—	—	—	—	—	—	—
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	479	—	—	—	479
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(40,784)	—	(40,784)
Balance, December 31, 2021	5,201,017	53,577	1	—	3,499,866	54,231	1	—	1,084,082	—	818	—	(96,997)	14,395	(81,784)
Exercise of stock options	—	—	—	—	—	—	—	—	83,520	—	106	—	—	—	106
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	275	—	—	—	275
Unrealized loss on marketable securities	—	—	—	—	—	—	—	—	—	—	—	(41)	—	—	(41)
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	(61,226)	—	(61,226)
Balance, December 31, 2022	5,201,017	$53,577	1	$—	3,499,866	$54,231	1	$—	1,167,602	$—	$1,199	$(41)	$(158,223)	$14,395	$(142,670)

See accompanying notes to consolidated financial statements

F-5

CARISMA THERAPEUTICS INC.

Consolidated Statement of Cash Flows

(in thousands)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities:
Net loss	$(61,226)	$(40,784)
Adjustment to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	1,893	682
Stock-based compensation expense	275	479
Reduction in the operating right of use assets	4,197	834
Amortization of debt discount	2,537	—
Change in fair value of derivative liability	1,919	—
Non-cash interest expense	93	—
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(1,361)	253
Accounts payable	(473)	(974)
Accrued expenses	4,230	2,995
Deferred revenues	47,459	—
Operating lease liabilities	(4,659)	(813)
Net cash used in operating activities	(5,116)	(37,328)
Cash flows from investing activities:
Purchase of marketable securities	(90,900)	—
Proceeds from the sale of marketable securities	63,000	—
Purchases of property and equipment	(4,660)	(1,871)
Net cash used in investing activities	(32,560)	(1,871)
Cash flows from financing activities:
Proceeds from the exercise of stock options	106	—
Payment of principal related to the finance lease liabilities	(865)	—
Proceeds from failed sale-leaseback arrangement	1,626	—
Payment of finance liability from failed sale-leaseback arrangement	(98)	—
Payment of deferred financing costs	(2,450)	—
Proceeds from the sale of Series B convertible preferred stock	—	16,328
Payment of Series B issuance costs	—	(366)
Proceeds from issuance of convertible promissory note	35,000	—
Net cash provided by financing activities	33,319	15,962

Net decrease in cash and cash equivalents	(4,357)	(23,237)
Cash and cash equivalents at beginning of the year	28,551	51,788
Cash and cash equivalents at end of the year	$24,194	$28,551

Supplemental disclosures of cash flow information
Cash paid for interest	$98	$—
Supplemental disclosures of non-cash financing and investing activities
Property and equipment in accounts payable	$—	$121
Unrealized loss on marketable securities	$(41)	$—
Deferred financing costs in accrued expenses	$1,661	$—
Allocation of debt proceeds to derivative liability	$3,820	$—
Right-of-use assets obtained in exchange for new operating lease liabilities	$6,440	$—
Right-of-use assets obtained in exchange for new finance lease liabilities	$2,898	$—

See accompanying notes to the consolidated financial statements

F-6

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

(1)	Background

Carisma Therapeutics Inc., a Delaware Corporation (the Company), is a clinical-stage biopharmaceutical company focused on utilizing the Company’s proprietary macrophage and monocyte cell engineering platform to develop transformative therapies to treat cancer and other serious disorders. Cell therapy enables the utilization of reprogrammed living cells to perform complex functions such as clearance of tumor cells or resolution of inflammation. The Company’s initial focus is its proprietary Chimeric Antigen Receptor Macrophage (CAR-M) platform, which redirects macrophages against specific tumor associate antigens and enables targeted anti-tumor immunity by utilizing genetically modifying myeloid cells (macrophages and monocytes) to express chimeric antigen receptors, or CARs, enabling the innate immune cells to recognize specific tumor associated antigens on the surface of tumor cells. The Company’s clinical lead product candidate CT-0508 is an ex vivo gene-modified autologous CAR-M cell therapy product intended to treat solid tumors that overexpress HER2.

The Company has completed enrollment of the first group of patients in a Phase 1 clinical trial of CT-0508, with nine patients having been successfully dosed. In November 2022, the Company presented preliminary clinical results from the first group of patients. CT-0508 was successfully manufactured using macrophages obtained from heavily pre-treated, advanced solid tumor patients and has shown high CAR expression, viability, and purity. In addition, CT-0508 has been generally well-tolerated after infusion with no dose-limiting toxicities reported to date from the nine patients enrolled in the first group. While the results from this early clinical trial data are both preliminary and limited, we believe the results indicate that CT-0508 can be detected within the tumor microenvironment, or TME, lead to remodeling and activation of the TME, and potentially induce anti-tumor adaptive immunity. In the combination setting, the Company has observed the synergistic potential of CT-0508 with a PD1 blocking T-cell checkpoint inhibitor in pre-clinical models, enabling a combination trial with pembrolizumab. The Company submitted a clinical protocol amendment to the Food and Drug Administration (FDA) in September 2022 to allow it to treat patients with the co-administration of CT-0508 and pembrolizumab. The FDA has granted “Fast Track” status to CT-0508 for the treatment of patients with HER2 overexpressing solid tumors and we plan to prioritize development for this indication.

Beyond CT-0508, the Company has a broad pipeline of cell therapy assets in various stages of pre-clinical development. In addition to the development of ex vivo CAR-M cell therapies, the Company is also developing in vivo CAR-M gene therapies, wherein immune cells are directly engineered with the patient’s body. To advance the Company’s in vivo CAR-M therapeutics, the Company established a strategic collaboration with ModernaTX Inc. (Moderna) (Note 12).

In March 2023, the Company completed an Agreement and Plan of Merger and Reorganization, as amended, (the Merger Agreement) with Seahawk Merger Sub, Inc. (Merger Sub), a Delaware corporation and wholly-owned subsidiary of Sesen Bio, Inc. (Sesen Bio), a publicly traded life science company. The Merger Agreement provided for the merger of the Company with Merger Sub, with the Company as the surviving entity and the Company continuing as a wholly-owned subsidiary of Sesen Bio (the Merger). At the closing of the Merger, (a) each then outstanding share of the Company’s common stock and convertible preferred stock (collectively, the Company’s capital stock) (including shares of the Company’s common stock issued in connection with the pre-closing financing transaction described below) were converted into shares of Sesen Bio common stock, and (b) each then outstanding stock option to purchase the Company’s common stock was assumed by Sesen Bio.

Concurrent with the closing of the Merger Agreement, certain parties purchased 1,964,101 shares of the Company’s common stock at $15.60 per share for an aggregate purchase price of $30.6 million (Pre-Closing Financing), which converted into shares of Sesen Bio common stock following the Merger. Upon completion of the Merger, the outstanding principal and unpaid interest associated with the $35.0 million convertible promissory note (Note 6) were automatically converted into shares of Sesen Bio common stock.

F-7

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Following the Merger, the shareholders of the Company held 71.7% of the combined company, and the shareholders of Sesen Bio held 28.3% of the combined company.

The Merger will be accounted for as a reverse capitalization because the primary assets of Sesen Bio were cash, cash equivalents and marketable securities, which will be recorded at fair value in the consolidated financial statements of the Company, and the reported operating results prior to the Merger will be those of the Company.  The combined company was renamed Carisma Therapeutics Inc.

(2)	Development-Stage Risks and Liquidity

The Company has incurred losses since inception and has an accumulated deficit of $158.2 million as of December 31, 2022. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales from its product candidates currently in development. Management believes that cash, cash equivalents and marketable securities of $52.0 million as of December 31, 2022 and net proceeds of $105.3 million from the completion of the Merger and Pre-Closing Financing are sufficient to sustain planned operations through the end of 2024.

The Company is subject to those risks associated with any specialty biotechnology company that has substantial expenditures for research and development. There can be no assurance that the Company’s research and development projects will be successful, that products developed will obtain necessary regulatory approval, or that any approved product will be commercially viable. In addition, the Company operates in an environment of rapid technological change and is largely dependent on the services of its employees and consultants.

(3)	Summary of Significant Accounting Policies

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Any references in these notes to applicable guidance is meant to refer to GAAP as found in Accounting Standards Codification (ASC) and Accounting Standards Update (ASU) promulgated by the Financial Accounting Standards Board (FASB). The Company has a majority owned subsidiary in Luxembourg. The functional currency of the majority owned subsidiary is the US dollar. The consolidated financial statements include the accounts of the Company and its majority owned subsidiary. All intercompany transactions have been eliminated in consolidation.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from such estimates. Estimates and assumptions are periodically reviewed, and the effects of revisions are reflected in the consolidated financial statements in the period they are determined to be necessary.

Significant areas that require management’s estimates include the fair value of the Company’s common stock, the derivative liability, stock-based compensation assumptions, the estimated useful lives of property and equipment and accrued research and development expenses.

Fair Value of Financial Instruments

Management believes that the carrying amounts of the Company’s financial instruments, including cash equivalents and accounts payable, approximate fair value due to the short-term nature of those instruments. The Company considers the carrying value of its Convertible Promissory Note (Note 6) to approximate fair value due to its short-term nature. The derivative liability is recorded at its estimated fair value.

F-8

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Marketable Securities

The Company’s marketable securities consist of investments in U.S. Treasuries that are classified as available-for-sale. The securities are carried at fair value with the unrealized gains and losses included in accumulated other comprehensive loss, a component of stockholders’ deficit. Realized gains and losses and declines in value determined to be other than temporary are included in the Company’s consolidated statements of operations.

Fair Value Measurements

The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs to the extent possible. The Company determines fair value based on assumptions that market participants would use in pricing an asset or liability in the principal or most advantageous market. When considering market participant assumptions in fair value measurements, the following fair value hierarchy distinguishes between observable and unobservable inputs, which are categorized in one of the following levels:

•         Level 1 Inputs: Unadjusted quoted prices in active markets for identical assets or liabilities accessible to the reporting entity at the measurement date.

•        Level 2 Inputs: Other than quoted prices included in Level 1 inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the asset or liability.

•         Level 3 Inputs: Unobservable inputs for the asset or liability used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.

The following fair value hierarchy table presents information about the Company’s assets and liabilities measured at fair value on a recurring basis:

	Fair value measurement at reporting date using
(in thousands)	(Level 1)	(Level 2)	(Level 3)
December 31, 2022:
Assets:
Cash equivalents – money markets accounts	$7,794	$—	$—
Marketable securities – U.S. Treasuries	$27,802	$—	$—
Liabilities:
Derivative liability – redemption feature on convertible promissory note	$—	$—	$5,739
December 31, 2021:
Assets:
Cash equivalents – money markets accounts	$5,182	$—	$—

The following is a summary of the Company’s marketable securities as of December 31, 2022.

F-9

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

	Amortized cost	Gross unrealized loss	Fair value
Available-for-sale marketable securities
U.S. Treasury securities	$27,843	$(41)	$27,802

The Company evaluated a redemption feature within the convertible promissory note issued in January 2022 and determined bifurcation of the redemption feature was required. The redemption feature is classified as a liability on the accompanying consolidated balance sheet and is marked-to-market each reporting period with the changes in fair value recorded in the accompanying statements of operations until it is triggered, terminated, reclassified or otherwise settled. The fair value of the derivative was determined based on an income approach that identified the cash flows using a “with-and-without” valuation methodology. The inputs used to determine the estimated fair value of the derivative instrument were based primarily on the probability of an underlying event triggering the embedded derivative occurring and the timing of such event.

During the year ended December 31, 2022, the discount factor used was 12% and a 90% to 100% probability of completing a qualified financing prior to the maturity date of the convertible promissory note was assumed. The estimated time of conversion ranged from three to twelve months.

The table presented below is a summary of the changes in fair value of the Company’s derivative liability (Level 3 measurement):

(in thousands)	Fair value of derivative liability
Balance at January 1, 2022	$—
Balance at issuance	3,820
Change in fair value	1,919
Balance at December 31, 2022	$5,739

During the years ended December 31, 2022 and 2021, there were no transfers between Level 1, Level 2 and Level 3.

Revenue Recognition

The Company recognizes revenue in accordance with ASC Topic 606, Revenue from Contracts with Customers (ASC 606). This standard applies to all contracts with customers, except for contracts that are within the scope of other standards. Under ASC 606, an entity recognizes revenue when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the entity expects to receive in exchange for those goods or services.

The Company enters into collaboration and licensing agreements with strategic partners, which are within the scope of ASC 606, under which it may exclusively license rights to research, develop, manufacture, and commercialize its product candidates to third parties. The terms of these arrangements typically include payment to the Company of one or more of the following: (1) non-refundable, upfront license fees (2) reimbursement of certain costs; (3) customer option fees for additional goods or services; (4) development milestone payments, (5) regulatory and commercial milestone payments; and (6) royalties on net sales of licensed products.

F-10

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

In determining the appropriate amount of revenue to be recognized as it fulfills its obligations under each of its agreements, the Company performs the following steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) the Company satisfies each performance obligation. As part of the accounting for these arrangements, the Company must use its judgment to determine: (a) the number of performance obligations based on the determination under step (i) above; (b) the transaction price under step (iii) above; (c) the stand-alone selling price for each performance obligation identified in the contract for the allocation of transaction price in step (iv) above; and (d) the contract term and pattern of satisfaction of the performance obligations under step (v) above. The Company uses judgment to determine whether milestones or other variable consideration, except for royalties, should be included in the transaction price as described further below. The transaction price is allocated to each performance obligation on a relative stand-alone selling price basis, for which the Company recognizes revenue as or when the performance obligations under the contract are satisfied.

Amounts due to the Company for satisfying the revenue recognition criteria or that are contractually due based upon the terms of the collaboration agreements are recorded as accounts receivable in the Company’s consolidated balance sheet. Contract liabilities consist of amounts received prior to satisfying the revenue recognition criteria, which are recorded as deferred revenue in the Company’s consolidated balance sheet.

The following table summarizes the changes in deferred revenue (in thousands):

Year ended December 31, 2022
Balance at the beginning of the period	$—
Deferral of revenue	57,293
Recognition of unearned revenue	(9,834)
Balance at the end of the period	$47,459

There was no deferred revenue as of December 31, 2021.

The current portion of deferred revenue represents advanced payments received from ModernaTX, Inc. for costs expected to be incurred by the Company within the next twelve months. The noncurrent portion of deferred revenue represents the $45.0 million upfront, non-refundable and non-creditable payment allocated to customer option right which is not expected to be recognized within the next 12 months.

Upfront license fees

If the license to the Company’s intellectual property is determined to be distinct from the other promises or performance obligations identified in the arrangement, the Company recognizes revenue from non-refundable, upfront fees allocated to the license when the license is transferred to the customer and the customer is able to use and benefit from the license. In assessing whether a promise or performance obligation is distinct from the other promises, the Company considers factors such as the research, manufacturing, and commercialization capabilities of the customer; the retention of any key rights by the Company; and the availability of the associated expertise in the general marketplace. In addition, the Company considers whether the customer can benefit from a promise for its intended purpose without the receipt of the remaining promises, whether the value of the promise is dependent on the unsatisfied promise, whether there are other vendors that could provide the remaining promise and whether it is separately identifiable from the remaining promise. For licenses that are combined with other promises, the Company exercises judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress for purposes of recognizing revenue. The Company evaluates the measure of progress each reporting period and, if necessary, adjusts the measure of performance and related revenue recognition.

F-11

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Customer options

The Company evaluates the customer options for material rights or options to acquire additional goods or services for free or at a discount. If the customer options are determined to represent a material right, the material right is recognized as a separate performance obligation at the outset of the arrangement. The Company allocates the transaction price to material rights based on the relative standalone selling price, which is determined based on the identified discount and the probability that the customer will exercise the option. Amounts allocated to a material right are not recognized as revenue until, at the earliest, the option is exercised. If an option is not exercised and the research and development target is terminated, the Company will accelerate and recognize all remaining revenue related to the material right performance obligation.

Research and development services

The promises under the Company’s collaboration agreements may include research and development services to be performed by the Company for or on behalf of the customer. Payments or reimbursements resulting from the Company’s research and development efforts are recognized as the services are performed and presented on a gross basis because the Company is the principal for such efforts. Reimbursements from and payments to the customer that are the result of a collaborative relationship with the customer, instead of a customer relationship, such as co-development activities, are recorded as a reduction to research and development expense.

Milestone payments

At the inception of each arrangement that includes development milestone payments, the Company evaluates whether the milestones are considered probable of being achieved and estimates the amount to be included in the transaction price using the most likely amount method. If it is probable that a significant revenue reversal would not occur, the associated milestone value is included in the transaction price. Milestone payments that are not within the control of the Company or the licensee, such as regulatory approvals, are not considered probable of being achieved until those approvals are received. The Company evaluates factors such as the scientific, clinical, regulatory, commercial and other risks that must be overcome to achieve the particular milestone in making this assessment. There is considerable judgment involved in determining whether it is probable that a significant revenue reversal would not occur. At the end of each subsequent reporting period, the Company reevaluates the probability of achievement of all milestones subject to constraint and, if necessary, adjusts its estimate of the overall transaction price. Any such adjustments are recorded on a cumulative catch-up basis, which would affect revenues and earnings in the period of adjustment.

Concentration of credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents. The Company maintains deposits in federally insured financial institutions in excess of federally insured limits. The Company has not experienced any losses in such accounts and believes it is not exposed to significant risk on its cash and cash equivalents.

Segment information

Operating segments are defined as components of an enterprise about which separate discrete information is available for evaluation by the chief operating decision maker, or decision-making group, in deciding how to allocate resources and in assessing performance. The Company views its operations and manages its business in one segment.

F-12

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Cash and Cash Equivalents

The Company considers all highly-liquid investments that have maturities of three months or less when acquired to be cash equivalents. As of December 31, 2022 and 2021, cash equivalents consisted of investments in a money market account.

Property and Equipment

Property and equipment are carried at cost less accumulated depreciation and amortization. Depreciation and amortization are calculated using the straight-line method over the estimated useful lives of the assets ranging from two to five years. Leasehold improvements are amortized over the shorter of the life of the lease or the estimated useful life of the assets. Lab equipment that are classified as finance leases are amortized over the lease term.

Long-lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When events indicate a triggering event occurred, the recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, then an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Considerable management judgment is necessary to estimate discounted future cash flows. Accordingly, actual results could vary significantly from such estimates.

The Company did not recognize any impairment of long-lived assets during the years ended December 31, 2022, or 2021.

Deferred Financing Costs

The Company capitalizes costs that are directly associated with in-process equity financings until such financings are consummated, at which time such costs are recorded against the gross proceeds from the applicable financing. If a financing is abandoned, deferred financing costs are expensed immediately. The Company has incurred $4.1 million in fees associated with the Merger, which have been recognized as deferred financing costs in the accompanying consolidated balance sheet at December 31, 2022.

Leases

The Company determines whether an arrangement is or contains a lease, its classification, and its term at the lease commencement date. Leases with a term greater than one year will be recognized on the balance sheet as right-of-use (ROU) assets, current lease liabilities, and if applicable, long-term lease liabilities. The Company includes renewal options to extend the lease term where it is reasonably certain that it will exercise these options. Lease liabilities and the corresponding ROU assets are recorded based on the present values of lease payments over the lease term. The interest rate implicit in lease contracts is typically not readily determinable. As such, the Company utilizes the appropriate incremental borrowing rates, which are the rates that would be incurred to borrow on a collateralized basis, over similar terms, amounts equal to the lease payments in a similar economic environment. Payments for non-lease components or that are variable in nature that do not depend on a rate or index are not included in the lease liability and are typically expensed as incurred. If significant events, changes in circumstances, or other events indicate that the lease term or other inputs have changed, the Company would reassess lease classification, remeasure the lease liability using revised inputs as of the reassessment date, and adjust the ROU assets. Lease expense is recognized on a straight-line basis over the expected lease term for operating classified leases.

Noncontrolling Interest

To the extent that ownership interests in the Company’s subsidiary are held by entities other than the Company, management reports these as noncontrolling interests on the consolidated balance sheet. At December 31, 2022 and 2021, an investor had outstanding Class B and Class B-1 shares in the Company’s Luxembourg subsidiary related to the sale of the Company’s Series A convertible preferred stock (Series A) and Series B convertible preferred stock (Series B). The shares are nonvoting shares at the subsidiary entity level and presented as noncontrolling interests in the accompanying consolidated balance sheets.

F-13

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Earnings or losses are attributed to noncontrolling interests under the hypothetical liquidation at book value (HLBV) method. The HLBV method is a point in time calculation that utilizes inputs to determine the amount that the Company and noncontrolling interest holders would receive upon a hypothetical liquidation at each balance sheet date based on the liquidation provisions of the respective articles of incorporation. Holders of the noncontrolling interests do not share in earnings or losses of the Luxembourg subsidiary. In addition, and upon a liquidation event, as described in the Company’s articles of incorporation, holders of noncontrolling interests will automatically convert into the Company’s preferred securities for purposes of liquidation. As a result, no earnings or losses at the Company’s subsidiaries are allocated to noncontrolling interests.

Research and Development Costs

Research and development costs are charged to expense as incurred. Up-front and milestone payments made to third parties who perform research and development services on the Company’s behalf are expensed as services are rendered.

Stock-Based Compensation

The Company measures stock-based awards, including stock options, at their grant-date fair value and records compensation expense over the requisite service period, which is the vesting period of the awards. The Company accounts for forfeitures as they occur.

Estimating the fair value of stock options requires the use of subjective assumptions, including the fair value of the Company’s common stock, the expected term of the option and expected stock price volatility. The Company uses the Black-Scholes option-pricing model to value its stock option awards. The assumptions used in calculating the fair value of stock options represent management’s best estimates and involve inherent uncertainties and the application of management’s judgment. As a result, if factors change and management uses different assumptions, stock-based compensation expense could be materially different for future awards.

The fair value of the Company’s common stock is estimated by the Company’s board of directors, with input from management considering the most recently available third-party valuation of the Company’s common stock. The expected term of stock options for employees is estimated using the “simplified method,” as the Company has limited historical information to develop reasonable expectations about future exercise patterns and post-vesting employment termination behavior for its stock option grants. The simplified method is the midpoint between the vesting date and the contractual term of the option. The contractual term is used as the expected term for stock options granted to nonemployees. For stock price volatility, the Company uses comparable public companies as a basis for the expected volatility to calculate the fair value of option grants. The risk-free rate is based on the U.S. Treasury yield curve commensurate with the expected term of the option. The expected dividend yield is zero given the Company does not expect to pay dividends for the foreseeable future.

Net Loss per Share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as convertible preferred stock and stock options, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same for basic net loss per share due to the fact that when a net loss exists, potentially dilutive securities are not included in the calculation as their impact is anti-dilutive. The Company’s convertible preferred stock entitles the holder to participate in dividends and earnings of the Company, and, if the Company were to recognize net income, it would have to use the two-class method to calculate earnings per share. The two-class method is not applicable during periods with a net loss, as the holders of the convertible preferred stock have no obligation to fund losses.

F-14

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

The following potentially dilutive securities have been excluded from the computation of diluted weighted-average shares of common stock outstanding, as they would be anti-dilutive:

	December 31,
	2022	2021
Series A Convertible Preferred Stock	5,201,017	5,201,017
Series B Convertible Preferred Stock	3,499,866	3,499,866
Class B exchangeable shares	937,501	937,501
Class B-1 exchangeable shares	297,764	297,764
Stock options	1,767,396	1,869,438
Conversion of convertible promissory note	1,715,386	-
	13,418,930	11,805,586

The above table assumes outstanding principal and interest converted into shares of the Company’s common stock at $21.06 per share. Conversion of the promissory note and related interest may vary depending on the terms and conditions upon conversion of the promissory note.

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU No. 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if converted method. The Company adopted the ASU effective January 1, 2022 using the modified retrospective method of adoption. The Company applied this ASU to the convertible promissory note entered into in January 2022 (see Note 6).

Accounting Pronouncements Not Yet Adopted

In June 2016, the FASB issued ASU 2016-13 Financial Instruments — Credit Losses, which requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. This standard is effective for fiscal years beginning after December 15, 2022. Entities must adopt using a modified retrospective approach, with certain exceptions. The Company is currently evaluating the potential impact of the standard on the consolidated financial statements.

F-15

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

(4)	Property and Equipment, net

Property and equipment, net consisted of the following (in thousands):

	December 31,
	2022	2021
Computer software	$1,062	$214
Lab equipment(1)	10,260	3,694
Office furniture	267	267
Leasehold improvements	340	317
Construction in progress	13	13
	11,942	4,505
Less: accumulated depreciation and amortization(2)	(3,314)	(1,421)
	$8,628	$3,084

(1)	Lab equipment includes finance lease ROU assets and a failed sale lease-back assets (see Note 7) of $2.9 million and $2.6 million, respectively, as of December 31, 2022. There were no financial lease ROU assets or financial lease assets from failed sale-leasebacks as of December 31, 2021.

(2)	The accumulated amortization balance includes $0.6 million related to the finance ROU assets and $0.3 million related to the failed sale-leaseback as of December 31, 2022.

Depreciation and amortization expense was $1.9 million and $0.7 million for the years ended December 31, 2022, and 2021, respectively.

(5)	Accrued Expenses

Accrued expenses consisted of the following (in thousands):

	December 31,
	2022	2021
Research and development	$4,326	$2,352
Professional fees	2,100	530
Compensation and related expenses	2,809	1,589
Interest	1,126	-
	$10,361	$4,471

(6)	Convertible Promissory Note

In January 2022, concurrent with entering into the Moderna Collaboration and License Agreement (Note 12), the Company issued and sold to Moderna a convertible promissory note in the aggregate principal amount of $35.0 million (the Note). If not earlier converted or repaid, the Note was payable on demand in July 2023. The Note accrued interest at an annual rate beginning at 0.33% through March 2022 and then increased by 0.767% each month thereafter capping at an annual rate of 8.0% in January 2023. Upon the closing of the Merger, the outstanding principal and accrued interest under the Note were automatically converted into shares of Sesen Bio common stock at a conversion price equal to 90% of the purchase price paid by other investors.

Since the Note was convertible into either (i) a variable number of shares of stock or (ii) a fixed conversion price, the Company evaluated the conversion provisions as a redemption feature and as a conversion feature, with the redemption feature evaluated as an embedded derivative and bifurcated from the proceeds of the Note due to the substantial premium paid upon redemption. Upon bifurcating the redemption feature, the Company recorded a debt discount of $3.8 million which represents the initial fair value of the derivative liability which was recognized as interest expense over the term of the Note. For the year ended December 31, 2022, the Company recognized a change in fair value related to the redemption feature of $1.9 million, which was included in the change in fair value of derivative liability on the consolidated statement of operations. For the year ended December 31, 2022, the Company recognized interest expense of $3.7 million of which $2.5 million was related to the amortization of the debt discount.

F-16

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

The following table summarizes the carrying value of the Note at December 31, 2022 (in thousands):

Principal amount of the note	$35,000
Unamortized debt discount	(1,283)
Carrying value of the Note	$33,717

(7)	Commitments and Contingencies

Leases

The Company has operating leases for its lab and office space in Philadelphia, Pennsylvania. The Company's operating leases have term end dates ranging from 2023 to 2029. The Company also has obligations under an arrangement for the use of certain lab equipment that are classified as finance leases that commenced in 2022 and have end dates ranging from 2024 to 2025.

The Company’s operating and finance lease ROU assets and the related lease liabilities are initially measured at the present value of future lease payments over the lease term. The Company is responsible for payment of certain real estate taxes, insurance and other expenses on certain of its leases. These amounts are generally considered to be variable and are not included in the measurement of the ROU assets and lease liability. The Company accounts for non-lease components, such as maintenance, separately from lease components.

During the year ended 2022, the Company entered into purchase and sale agreements under which the Company sold lab equipment for $1.6 million. Concurrent with the sale of the equipment, the Company entered into various three-year lease agreements, whereby the Company will lease back the equipment. The Company was considered to have continuing involvement, and thus, accounted for the transactions as failed sale-leasebacks, with the equipment remaining on the balance sheet and the sale proceeds recorded as a finance liability. No gain or loss was recorded on the failed sale-leasebacks. The Company continues to carry the lab equipment as property and equipment, net on the accompanying consolidated balance sheet. The ongoing lease payments are recorded as reductions to the finance liability and interest expense. As of December 31, 2022, the Company had a $1.6 million financing liability recorded in other current liabilities and other long-term liabilities on the consolidated balance sheet.

The elements of the lease costs were as follows (in thousands):

	Year ended December 31,
	2022	2021
Operating lease cost	$4,764	$1,129
Finance lease cost:
Amortization of lease assets	560	-
Interest on lease liabilities	98	-
Total finance lease cost	658	-
Total lease cost	$5,422	$1,129

F-17

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Lease term and discount rate information related to leases was as follows:

	December 31,
	2022	2021
Weighted-average remaining lease term (in years)
Operating leases	2.2	4.4
Finance leases	2.2	-

Weighted-average discount rate
Operating leases	9.4%	9.8%
Finance leases	9.0%	-

Supplemental cash flow information (in thousands):

	Year Ended December 31,
	2022	2021
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash used in operating leases	$4,750	$1,108
Operating cash used in finance leases	$98	$-
Financing cash used in finance leases	$865	$-

Future maturities of lease liabilities were as follows as of December 31, 2022 (in thousands):

	Operating Leases	Finance Leases
Fiscal year ending:
2023	$3,685	$1,300
2024	213	600
2025	219	339
2026	226	-
2027	233	-
Thereafter	423	-
Total future minimum payments	4,999	2,239
Less imputed interest	(586)	(205)
Present value of lease liabilities	$4,413	$2,034

Licensing and Sponsored Research Agreements

Under a license agreement (Penn License Agreement) with The Trustees of the University of Pennsylvania (Penn), the Company is required to make annual payments of $10,000 through 2021 and $25,000 in annual payments thereafter. Penn is eligible to receive up to $10.9 million per product in development upon the achievement of certain clinical, regulatory and commercial milestone events. There are additional milestone payments required to be paid of up to $30.0 million per product in commercial milestones, and up to an additional $1.7 million in development and regulatory milestone payments for the first CAR-M product directed to mesothelin. Additionally, the Company is obligated to pay Penn single-digit royalties based on its net sales.

Contingencies

Liabilities for loss contingencies, arising from claims, assessments, litigation, fines, penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount of the assessment and/or remediation can be reasonably estimated.

F-18

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

(8)	Convertible Preferred Stock, Noncontrolling Interests and Common Stock

In February 2021, the Company sold 1,046,696 shares of Series B at an original issuance price of $15.60 per share. No shares of preferred stock were sold during the year ended December 31, 2022.

As of December 31, 2022 and 2021, there were 937,501 and 297,764 Class B and Class B-1 exchangeable shares outstanding, respectively that were issued by the Company’s Luxembourg subsidiary. Proceeds received associated with the Company’s Luxembourg subsidiary securities are presented as noncontrolling interests in the Company’s consolidated financial statements.

The Class B and Class B-1 exchangeable shares (the Exchangeable Shares) are exchangeable into shares of Series A and Series B, respectively, on a one for one basis, at the option of the holder, or automatically upon an initial public offering or liquidation event. The Class B and Class B-1 exchangeable shares participate as Series A and Series B preferred shareholders, respectively, as it pertains to all rights and preferences held by the Company’s preferred shareholders. In addition, the Class B and Class B-1 exchangeable share investor holds a share of special voting preferred stock and Series B special voting preferred stock that provides the investor with additional control relating voting matters for the Series A and Series B preferred shareholders, respectively. The following is a summary of the rights, preferences, and terms of the Series A and Series B (collectively, Convertible Preferred Stock):

Dividends

The holders of the Convertible Preferred Stock are entitled to receive dividends payable when, as and if declared by the Board of Directors of the Company, with the holders of common stock, paid out of any assets or on the common stock of the Company, on an as-converted or as exchangeable to common stock basis. No dividends on common stock were declared or paid from inception through December 31, 2022.

Voting

The holders of Convertible Preferred Stock, Special voting preferred stock and Series B special voting preferred stock are entitled to vote on any matter presented to the stockholders of the Company. Each holder of outstanding shares of Convertible Preferred Stock is entitled to the number of votes equal to the number of shares of common stock into which the shares of Convertible Preferred Stock are convertible or exchangeable. Holders of Series A and the holder of Special voting preferred stock, exclusively and together as a single class, are entitled to elect three directors of the corporation and Series B holders and the holder of Series B special voting preferred stock, exclusively and as a separate class, are entitled to elect one director of the corporation. The holders of record of common stock and Convertible Preferred Stock, together as a separate class, are entitled to elect the balance of the total directors of the corporation and on an as converted or exchangeable basis. As of December 31, 2022, the Company had 7 directors.

Liquidation Preference

In the event of any voluntary or involuntary liquidations, dissolution or winding up of the Company, the holders of Series B shall be entitled to be paid out of the consideration payable to stockholders before any payment shall be made to the holders of Series A or common stock, an amount equal to the greater of (i)  Series B original issue price, plus any dividend declared but unpaid, or (ii) such amount per share as would have been payable had all shares of Series B been converted into common stock immediately prior to liquidation, dissolution or winding up. The holders of Series A shall be entitled to be paid out of the consideration payable to stockholders after any payment to the Series B but before any payment shall be made to the holders common stock, an amount equal to the greater of (i) Series A original issue price, plus any dividend declared but unpaid, or (ii) such amount per share as would have been payable had all shares of Series A been converted into common stock immediately prior to liquidation, dissolution or winding up. If exchanged as of December 31, 2022, the Class B and Class B-1 exchangeable shares have a liquidation value of $4.6 million and $9.8 million, respectively.

F-19

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Conversion

The Convertible Preferred Stock is convertible into common stock based on the original issuance price of the security. The Convertible Preferred Stock automatically converts to common stock upon (1) an initial public offering totaling at least $50.0 million in proceeds, or (2) the date and time, or the occurrence of an event, specified by vote or written consent of (i) the holders of a majority of the voting power represented by the outstanding shares of Series A, voting together as a single class and (ii) the holders of at least two-thirds (2/3) of the voting power represented by the outstanding shares of Series B, voting together as a single class (the time of such closing or the date and time specified or the time of the event specified in such vote or written consent). Upon the closing of the Merger, all shares of Convertible Preferred Stock and Exchangeable Shares were converted into shares of common stock.

Redemption

The Convertible Preferred Stock is subject to redemption under certain deemed liquidation events not solely within the control of the Company, as defined, and as such is considered contingently redeemable for accounting purposes. Accordingly, the Convertible Preferred Stock is classified outside of permanent stockholders’ deficit. An adjustment of the carrying amount of the Convertible Preferred Stock is not necessary until it is probable that the securities will become redeemable. At December 31, 2022, the Company has determined that redemption of the Convertible Preferred Stock was not probable.

Common Stock

The holders of the common stock are entitled to one vote for each share of common stock held at all meetings of stockholders. Unless required by law, there shall be no cumulative voting. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, after the payment of all preferential amounts required to be paid to the holders of shares of Convertible Preferred Stock, the remaining funds and assets available for distribution to the stockholders of the Company will be distributed among the holders of shares of common stock, pro rata based on the number of shares of common stock held by each such holder.

(9)	Stock-based Compensation

In August 2017, the Company adopted the 2017 Stock Incentive Plan (the Plan) as amended that authorized the Company to grant up to 1,739,936 shares of common stock. In 2022, the Company amended the Plan and increased the total number of shares authorized under the Plan to 2,664,018. As of December 31, 2022, there were 639,244 shares available to be granted. The Company’s stock options vest based on the terms in the awards agreements and generally vest over four years. The Company recorded stock-based compensation expense in the following expense categories in its accompanying consolidated statements of operations:

	Year ended December 31,
	2022	2021
Research and development	$143	$185
General and administrative	132	294
	$275	$479

F-20

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

The following is a summary of stock options activity under the Plan:

	Options	Weighted average exercise price	Weighted average remaining contractual term (years)	Aggregate Intrinsic Value (in thousands)
Outstanding as of January 1, 2021	965,912	$1.11
Granted	903,526	2.63
Outstanding as of December 31, 2021	1,869,438	1.85
Granted	107,000	2.67
Exercised	(83,520)	1.28		$234
Forfeited	(117,224)	1.79
Expired	(8,298)	2.46
Outstanding as of December 31, 2022	1,767,396	$1.92	7.3	$15,546
Exercisable as of December 31, 2022	1,119,980	$1.58	6.7	$10,235
Vested and expected to vest at December 31, 2022	1,767,396	$1.92	7.3	$15,546

The weighted-average grant-date per share fair values of options granted in 2022 and 2021 were $1.46 and $1.43, respectively. The fair values in 2022 and 2021 were estimated using the Black-Scholes option-pricing model based on the following assumptions:

	Year Ended December 31,
	2022	2021
Risk-free interest rate	2.40% - 3.05%	0.89% - 1.26%
Expected term	6 years	6 years
Expected volatility	54.5% - 56.5%	53.3% - 54.2%
Expected dividend yield	-	-
Estimated fair value of the Company's common stock per share	$2.68	$2.77

Future compensation cost for awards not vested as of December 31, 2022, was $0.3 million and will be expensed over a weighted-average period of 2.3 years.

(10)	Income Taxes

The Company has incurred losses since inception and has not recorded current or deferred income taxes.

A reconciliation of income tax benefit at the statutory federal income tax rate and income taxes as reflected in the consolidated financial statements is as follows:

	Year Ended December 31,
	2022	2021
Federal tax benefit at statutory rate	(21.0)%	(21.0)%
State and local tax, net of federal benefit	(7.8)	(12.6)
State and local tax rate change	6.2	—
Permanent differences	2.0	0.2
Research and development	(2.9)	(4.3)
Change in valuation allowance	22.4	37.1
Return to provision	1.1	0.6
Total provision	—%	—%

F-21

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

Deferred tax assets and liabilities are determined based on the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect for years in which differences are expected to reverse.

Significant components of the Company’s deferred tax assets for federal income taxes consisted of the following (in thousands):

	December 31,
	2022	2021
Deferred tax assets
Net operating losses	$27,021	$25,507
Capitalized research and development costs, net of amortization	11,907	—
Research and development credits	5,643	3,862
Start-up costs	4,744	6,133
Lease liability	1,451	—
Amortizable assets and other	59	—
Equity compensation	74	65
Gross deferred tax assets	50,899	35,567
Valuation allowance	(49,105)	(35,374)
Deferred tax assets, net of valuation allowance	1,794	193

Deferred tax liabilities
Right of use asset	(1,430)	—
Depreciation	(364)	(193)
Deferred tax liabilities	(1,794)	(193)
Net deferred tax assets and liabilities	$—	$—

As of December 31, 2022, the Company has net operating loss (NOL) carryforwards for federal income tax purposes of $94.2 million, which are available to offset future federal taxable income. The pre-2018 federal NOL carryforwards of $1.1 million will begin to expire in 2037, if not utilized. The post-2017 federal NOL carryforwards of $93.1 million carry forward indefinitely. The Company also has NOLs for state and local income tax purposes of $94.2 million and $74.3 million, respectively that are available to offset future taxable income. The state NOL carryforwards will begin to expire in 2037 while the local NOLs expire after three years with $14.7 million expiring in 2022. As of December 31, 2022, the Company also had federal research and development tax credit carryforwards of $5.6 million that will begin to expire in 2038, unless previously utilized.

In assessing the need for a valuation allowance, management must determine that there will be sufficient taxable income to allow for the realization of deferred tax assets. Based upon the historical and anticipated future losses, management has determined that the deferred tax assets do not meet the more-likely-than-not threshold for realizability. Accordingly, a full valuation allowance has been recorded against the Company’s net deferred tax assets as of December 31, 2022. The valuation allowance increased by $13.7 million and $15.1 million during the years ended December 31, 2022 and 2021, respectively.

F-22

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

The NOL and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant stockholders over a three-year period in excess of 50 percent, as defined under Sections 382 and 383 of the Internal Revenue Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years. The Company has not done an analysis to determine whether or not ownership changes have occurred since inception. Certain state NOLs may also be limited, including Pennsylvania, which limits NOL utilization as a percentage of apportioned taxable income.

The Company will recognize interest and penalties related to uncertain tax positions as a component of income tax expense/(benefit). As of December 31, 2022, the Company had no accrued interest or penalties related to uncertain tax positions and no amounts have been recognized in the Company’s financial statements. Tax years from 2019 and after remain subject to examination by all of the taxing jurisdictions. The NOL and research credit carryforwards remain subject to review until utilized.

(11)	Related Party Transactions

The Company has outstanding licensing and scientific research agreements with Penn, a significant shareholder (Note 7). The Company recognized $1.5 million and $0.8 million of research and development expense for the years ended December 31, 2022 and 2021, respectively, related to the Penn License Agreement.

(12)	Moderna Collaboration and License Agreement

In January 2022, the Company entered into a Collaboration and License Agreement with Moderna (Moderna License Agreement), to develop and commercialize in vivo engineered chimeric antigen receptor monocyte (CAR-M) therapeutics for different forms of cancer. The Moderna License Agreement allows Moderna to develop and commercialize product candidates for up to twelve research targets. The Company is responsible for discovering and optimizing development candidates, and Moderna is responsible for the clinical development thereafter. Pursuant to the Moderna License Agreement, the Company and Moderna formed a joint steering committee, or JSC, that is responsible for the coordination and oversight of all research activities to which the Company is responsible for providing. The JSC is comprised of three representatives each from the Company and Moderna and with Moderna having final decision-making authority, subject to customary exclusions.

During the research term of the Moderna License Agreement, the Company has granted Moderna an exclusive worldwide royalty free license to the Company’s intellectual property associated with the product candidates that permits Moderna to conduct its research and development activities. Upon Moderna’s election of a development target (and payment of a related development target designation milestone) for commencement of pre-clinical development of a product candidate, the Company will grant Moderna an exclusive worldwide, sublicensable royalty bearing license to develop, manufacture and commercialize the product candidate.

Upon execution of the Moderna License Agreement, Moderna made an upfront non-refundable payment of $45.0 million to the Company. Moderna also will reimburse the Company for all costs incurred by the Company in connection with its research and development activities under the Moderna License Agreement plus a reasonable margin for the respective services performed (with a minimum commitment to reimburse $10.0 million in research and development costs over the first three years from execution of the Moderna License Agreement). In addition, assuming Moderna develops and commercializes 12 products, each directed to a different development target, the Company is eligible to receive up to between $247.0 million and $253.0 million per product in development target designation, development, regulatory and commercial milestone payments. The Company is also eligible to receive tiered mid-to-high single digit royalties of net product sales, subject to adjustment. In addition, Moderna will repay the Company for certain development, regulatory and commercial milestone payments and certain royalty payments pursuant to the Company’s license agreement with the University of Pennsylvania. The Moderna License Agreement terminates on a product-by-product basis upon the latest of expiration of the applicable product patents, expiration of regulatory exclusivity and the tenth anniversary of first commercial sale, unless terminated earlier by the Company or Moderna.

F-23

CARISMA THERAPEUTICS INC.

Notes to the Consolidated Financial Statements

At commencement, the Company identified several potential performance obligations within the Moderna License Agreement, including research and development services on research targets, option rights held by Moderna, a non-exclusive royalty-free license to use the Company’s intellectual property to conduct research and development activities and participation on the JSC. The Company determined that there were two performance obligations comprised of (1) research and development services and (2) option rights.

For the research and development services, the stand-alone selling price was determined considering the expected passthrough costs and cost of the research and development services and a reasonable margin for the respective services. The material rights from the option rights were valued based on the estimated discount at which the option is priced and the Company’s estimated probability of the options’ exercise as of the time of the agreement. The transaction price allocated to research and development services is recognized as collaboration revenues as the research and development services are provided to satisfy the underlying obligation related to the research and development target. The transfer of control occurs over this period and, in management’s judgment, is the best measure of progress towards satisfying the performance obligation.

The transaction price allocated to the options rights, which are considered material rights, will be recognized in the period that Moderna elects to exercise or elects to not exercise its option right to license and commercialize the underlying research and development target.

The Company included the $45.0 million upfront payment and $73.9 million of variable consideration for expected research and development services to be performed during the five year contract term, inclusive of passthrough costs, in the transaction price as of the outset of the arrangement. During the year ended December 31, 2022, the Company recognized $9.8 million of research and development services as collaboration revenues as the Company is the principal in providing such services. The following table includes estimated revenue expected to be recognized in the future related to performance obligations that are unsatisfied as of December 31, 2022 (in thousands).

Transaction price unsatisfied
Performance obligations:
Research and development	$64,619
Option rights	45,000
Total performance obligations	$109,619

(13)	Subsequent Events

The Company has evaluated subsequent events from the balance sheet date through April 4, 2023, the issuance date of these consolidated financial statements and has not identified any requiring disclosure except as noted below.

On March 7, 2023, the Company completed the Merger with Sesen Bio (Note 1).

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